FORM OF

                         FUND ADMINISTRATION AGREEMENT



           FUND ADMINISTRATION AGREEMENT ("Agreement") dated as of _____________, 2003 between FRANKLIN GLOBAL TRUST (the "Investment Company"), an investment company registered under the Investment Company Act of 1940 ("1940 Act"), on behalf of each series currently existing or which may be created hereafter, and for which a schedule is annexed to this Agreement (each a "Fund"), and Franklin Templeton Services, LLC ("Administrator"). Each annexed schedule is incorporated into and made a part of this Agreement.


           In consideration of the mutual agreements herein made, the parties hereby agree as follows:

      (1) The Administrator agrees, during the life of this Agreement, to provide the following services to the Fund:

           (a)  providing  office  space,   telephone,   office  equipment  and
supplies for the Fund;

           (b) providing trading desk facilities for the Fund, unless these facilities are provided by the Fund's investment adviser;

           (c) authorizing expenditures and approving bills for payment on behalf of the Fund;

           (d) supervising preparation of periodic reports to Fund shareholders, notices of dividends, capital gains distributions and tax credits; and attending to routine correspondence and other communications with individual Fund shareholders when asked to do so by the Fund's shareholder servicing agent or other agents of the Fund;

           (e)  coordinating  the  daily  pricing  of  the  Fund's   investment
portfolio,  including  collecting  quotations from pricing  services engaged by the Fund; providing fund accounting services, including preparing and supervising publication of daily net asset value quotations, periodic earnings reports and other financial data;

           (f) monitoring relationships with organizations serving the Fund, including custodians, transfer agents, public accounting firms, law firms, printers and other third party service providers;

           (g) supervising compliance by the Fund with recordkeeping requirements under the federal securities laws, including the 1940 Act, and the rules and regulations thereunder, supervising compliance with recordkeeping requirements imposed by state laws or regulations, and maintaining books and records for the Fund (other than those maintained by the custodian and transfer agent);

           (h) preparing and filing of tax reports including the Fund's income tax returns, and monitoring the Fund's compliance with subchapter M of the Internal Revenue Code, and other applicable tax laws and regulations;

           (i) monitoring the Fund's compliance with: 1940 Act and other federal securities laws, and rules and regulations thereunder; state and foreign laws and regulations applicable to the operation of investment companies; the Fund's investment objectives, policies and restrictions; and the Code of Ethics and other policies adopted by the Investment Company's Board of Trustees ("Board") or by the Adviser and applicable to the Fund;

           (j) providing executive, clerical and secretarial personnel needed to carry out the above responsibilities; and

           (k) preparing regulatory reports, including without limitation, NSARs, proxy statements, and U.S. and foreign ownership reports.

Nothing in this Agreement shall obligate the Investment Company or the Fund to pay any compensation to the officers of the Investment Company. Nothing in this Agreement shall obligate the Administrator to pay for the services of third parties, including attorneys, auditors, printers, pricing services or others, engaged directly by the Fund to perform services on behalf of the Fund.

      (2) Each Fund agrees to pay to the Administrator as compensation for such services a monthly fee as set forth in its written schedule annexed hereto.

From time to time, the Administrator may waive all or a portion of its fees provided for hereunder and such waiver shall be treated as a reduction in the purchase price of its services. The Administrator shall be contractually bound hereunder by the terms of any publicly announced waiver of its fee, or any limitation of each affected Fund's expenses, as if such waiver or limitation were fully set forth herein.

      (3) This Agreement shall remain in full force and effect through for one year after its execution and thereafter from year to year to the extent continuance is approved annually by the Board of the Investment Company.

      (4) This Agreement may be terminated by the Investment Company at any time on sixty (60) days' written notice without payment of penalty, provided that such termination by the Investment Company shall be directed or approved by the vote of a majority of the Board of the Investment Company in office at the time or by the vote of a majority of the outstanding voting securities of the Investment Company (as defined by the 1940 Act); and shall automatically and immediately terminate in the event of its assignment (as defined by the 1940 Act).

      (5) In the absence of willful misfeasance, bad faith or gross negligence on the part of the Administrator, or of reckless disregard of its duties and obligations hereunder, the Administrator shall not be subject to liability for any act or omission in the course of, or connected with, rendering services hereunder.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers.


FRANKLIN GLOBAL TRUST


By:  ________________________

Title:



FRANKLIN TEMPLETON SERVICES, LLC


By:  _____________________

Title:


                                  SCHEDULE D


                         FUND ADMINISTRATION AGREEMENT
                                    between
                       FRANKLIN TEMPLETON SERVICES, LLC
                                      and
                             FRANKLIN GLOBAL TRUST
                                 on behalf of
     Fiduciary Large Capitalization Growth and Income Fund ("Fund")


The Fund agrees to pay to the Administrator as compensation for such services a monthly fee equal on an annual basis to 0.20% of the average daily net assets of the Fund.

           The parties hereto have caused this Schedule A to the Fund Administration Agreement to be executed by their duly authorized officers as of _____________, 200_.


FRANKLIN GLOBAL TRUST


By:  __________________________

Title:



FRANKLIN TEMPLETON SERVICES, LLC


By:  _______________________

Title:



                                  SCHEDULE E



                         FUND ADMINISTRATION AGREEMENT
                                    between
                       FRANKLIN TEMPLETON SERVICES, LLC
                                      and
                             FRANKLIN GLOBAL TRUST
                                 on behalf of
           Fiduciary Small Capitalization Equity Fund ("Fund")


      The Fund agrees to pay to the Administrator as compensation for such services a monthly fee equal on an annual basis to 0.20% of the average daily net assets of the Fund.

      The  parties   hereto   have   caused   this   Schedule  B  to  the  Fund
Administration Agreement to be executed by their duly authorized officers as of ____________, 200_.



FRANKLIN GLOBAL TRUST


By:  __________________________

Title:



FRANKLIN TEMPLETON SERVICES, LLC


By:  _______________________

Title:

                                  SCHEDULE F



                         FUND ADMINISTRATION AGREEMENT
                                    between
                       FRANKLIN TEMPLETON SERVICES, LLC
                                      and
                             FRANKLIN GLOBAL TRUST
                                 on behalf of
           Fiduciary European Smaller Companies Fund ("Fund")


The Fund agrees to pay to the Administrator as compensation for such services a monthly fee equal on an annual basis to 0.20% of the average daily net assets of the Fund.

      The  parties   hereto   have   caused   this   Schedule  C  to  the  Fund
Administration Agreement to be executed by their duly authorized officers as of ____________, 200_.



FRANKLIN GLOBAL TRUST


By:  __________________________

Title:




FRANKLIN TEMPLETON SERVICES, LLC


By:  _______________________

Title: